Exhibit 21.1

DiamondRock Hospitality Company Subsidiaries

Subsidiary	State of Incorporation
DiamondRock Hospitality, LLC	Delaware

DiamondRock Hospitality Limited Partnership	Delaware

Bloodstone TRS, Inc.	Delaware

Rock Spring Park Hotel Limited Partnership	Maryland

DiamondRock Alpharetta Owner, LLC	Delaware

DiamondRock Alpharetta Tenant, LLC	Delaware

DiamondRock Bethesda General, LLC	Delaware

DiamondRock Bethesda Limited, LLC	Delaware

DiamondRock Bethesda Tenant, LLC	Delaware

DiamondRock East 40th Street NYC Owner Holdings, LLC	Delaware

DiamondRock East 40th Street NYC Owner, LLC	Delaware

DiamondRock East 40th Street NYC Tenant, LLC	Delaware

DiamondRock Frenchman’s Holdings, LLC	Delaware

DiamondRock Griffin Gate Owner, LLC	Delaware

DiamondRock Griffin Gate Tenant, LLC	Delaware

DiamondRock LAX Owner, LLC	Delaware

DiamondRock LAX Tenant, LLC	Delaware

DiamondRock Manhattan/Midtown East Owner, LLC	Delaware

DiamondRock Manhattan/Midtown East Tenant Holdings, LLC	Delaware

DiamondRock Manhattan/Midtown East Tenant, LLC	Delaware

DiamondRock Salt Lake Owner, LLC	Delaware

DiamondRock Salt Lake Tenant, LLC	Delaware

DiamondRock Sonoma Owner, LLC	Delaware

DiamondRock Sonoma Tenant, LLC	Delaware

DiamondRock Torrance Holdings, LLC	Delaware

DiamondRock Torrance Mezz Borrower, LLC	Delaware

DiamondRock Torrance Owner, LLC	Delaware

DiamondRock Torrance Tenant, LLC	Delaware

DiamondRock Vail Owner, LLC	Delaware

DiamondRock Vail Tenant, LLC	Delaware

DRH Worthington Owner, LLC	Delaware

DRH Worthington Tenant, LLC	Delaware